UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2009

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 7th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Board of Directors of Bancinsurance Corporation (the "Company") has determined that the Company’s 2009 Annual Meeting of Shareholders (the "2009 Annual Meeting") will be held on Monday, July 27, 2009, at 2:30 p.m., Eastern Daylight Time, at the Company’s corporate offices located at 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215. The record date for determining the shareholders entitled to receive notice of, and to vote at, the 2009 Annual Meeting will be the close of business on June 2, 2009.

Important Deadlines:

Because the date of the 2009 Annual Meeting has been changed by more than 30 days from the date of the Company’s 2008 Annual Meeting of Shareholders, the Company has extended the deadlines for submitting shareholder proposals for the 2009 Annual Meeting as described below.

Any proposals from shareholders that are intended to be presented at the 2009 Annual Meeting must be received by the Company by May 25, 2009 to be eligible for inclusion in the Company’s proxy statement and form of proxy relating to the 2009 Annual Meeting (the "2009 Proxy Materials"). Such proposals may be included in the 2009 Proxy Materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"). In addition, if a shareholder intends to present a proposal at the 2009 Annual Meeting without the inclusion of such proposal in the 2009 Proxy Materials and written notice of the proposal is not received by the Company by May 25, 2009, or if the Company meets other requirements of the SEC rules, proxies solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority to vote on such proposal. In each case, written notice must be given to Bancinsurance Corporation, 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215, c/o Secretary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

May 5, 2009	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary